UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 19, 2010

Neuro – Biotech Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-55254-42	87-0485310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aeschenvorstadt 71, CH-4051 Basel, Switzerland
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    41 61 500 05 16

M45 Mining Resources, Inc., 4020 St-Ambroise, Suite 497, Montreal, Quebec Canada
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On or about April 30, 2010 Neuro-Biotech Corp. (the “Company”) entered into sixteen (16) license agreements (manufacturing and distribution) with Squib & Waves Research Inc. and Northern Carrabean Star Inc., both International Business Companies formed in the Bahamas, wherein Squib & Waves Research Inc. and Northern Carrabean Star Inc. grant 16 licenses to the Company for the manufacturing and distribution of “SymPath, Neuro-Bio #1, Diagnostic Kit,” “Axis, Neuro-Bio #2, Diagnostic Kit,” “Tetric, Neuro-Bio #3, Diagnostic Kit,” “Neuroamin, Neuro-Bio #4, Diagnostic Kit,” “Neutral, Neuro-Bio #5, Diagnostic Kit,” “Tryptyr, Neuro-Bio #6, Diagnostic Kit,” “Divan, Neuro-Bio #7, Diagnostic Kit,” “Gacha, Neuro-Bio #8, Diagnostic Kit,” “Freerad, Neuro-Bio #9, Diagnostic Kit,” “Maos, Neuro-Bio #10, Diagnostic Kit,” “Neurendom, Neuro-Bio #11, Diagnostic Kit,” “Neurendof, Neuro-Bio #12, Diagnostic Kit,” “Neuroarthric, Neuro-Bio #13, Diagnostic Kit,” “Neuro-Relax, Neuroceuticals #1, Diagnostic Kit,” “Neuro-Learn, Neuroceuticals #2, Diagnostic Kit,” “Neuro-Slim, Neuroceuticals #3, Diagnostic Kit.”

As consideration for the above-mentioned 16 licenses, the Company issued 615,000,000, in the aggregate, shares of Common Stock, whereby 315,000,000 shares of Common Stock were issued to Squib & Waves Research Inc. and 300,000,000 shares of Common Stock were issued to Northern Carrabean Star Inc.  Squib & Waves Research Inc. and Northern Carrabean Star Inc. have agreed to invest the sum of 2,000,000 USD in Neuro-Biotech Corp. within fifteen (15) months from the date of April 30, 2010, as a direct and proximate result of the above-styled license agreements.

Squib & Waves Research Inc. and Northern Carrabean Star Inc. either own or have acquired the rights in and to certain trademarks and US Patent 5,879,902: Diagnostic Methods and Kits for the Evaluation of the Sympathetic Nervous System Function, Canadian Patent 2,294,179: Diagnostic Methods and Kits for the Evaluation of the Sympathetic Nervous System Function and an International PCT W098/58076.  The foregoing patents are umbrella patents allowing for the filing of other diagnostic kits, as noted above, using the same methodology.

Item 8.01 Other Events.

A. On July 15, 2010 the Company relocated its corporate headquarters to Basel, Switzerland.  The new address of the Company’s principal executive offices is Aeschenvorstadt 71, CH-4051 Basel, Switzerland and the Company’s mailing address is P.O. Box 605, CH-4010, Basel, Switzerland.   The Company’s new telephone number is 41 61 500 05 16.

B. The Company has modified its business direction and focus away from mining and toward the realm of neuroscience.  Below is a complete business description:

Neuro-Biotech Corp. is a public neuroscience medical diagnostic enterprise involved in the unique international niche of clinical neuroscience with the emphasis being to rapidly develop and commercialize innovative and competitive diagnostic products, with the goal of becoming a world leader in this market.

Neuro-Biotech's vision is to be the first neuro-pharmaceutical companies to bring to market analytical diagnostic products specifically designed to facilitate early diagnosis, and monitoring. This will allow follow-up treatments, through a targeted therapeutic approach to the major psycho-social environmental diseases related to the neuro-psycho-endocrine and immune systems.

Neuro-Biotech Corp. Business aims are to: develop and commercialize quantitative diagnostic blood tests for early diagnosis, monitoring and follow-up for a large range of neuroscience and stress related disorders in order to accommodate unsatisfied medical needs; develop its own extensive portfolio of diagnostic tests and natural brain neuroceuticals; enter into strategic alliances with large distributors in order to accelerate its worldwide market penetration in general and, in particular some revenue interesting niche markets,  by initiating sales through its own sales force; and by forming business partnerships with private laboratory networks on a worldwide basis.

C. On or about June 21, 2010 the Company entered into a Stock Repurchase and Termination of Contracts Agreement with Miniere Grenville, Inc., whereby 7,159,090 shares of the Company’s common stock were returned to the Company’s treasury.

D. On July 13, 2010 the Company announced the formation of its first subsidiary, Neuro-Biotech Lab Canada Inc., having its offices at 1002 Sherbrooke Street West, 28E Floor, Montréal QC, H3A 3L6, Canada.  The main purpose of the Canadian subsidiary is to establish the Neuro-Biotech main laboratory in Technoparc Montreal (www.technoparc.com) near the Montreal International Airport, where Research and Development are to be conducted, along with the analysis of various medical diagnostic tests were the results will be made available to the medical community.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 19, 2010

NEURO-BIOTECH CORP.

/s/ Barry Somervail

Barry Somervail, Chief Executive Officer